[LOGO] MOLECULAR DIAGNOSTICS

                                                                   PRESS RELEASE
                                                           For immediate release

                     [LETTERHEAD OF MOLECULAR DIAGNOSTICS]


 MOLECULAR DIAGNOSTICS, INC. SUBSIDIARIES TERMINATE LICENSES WITH MONOGEN, INC.

                 Also Amends Complaint Against Former Executive


         CHICAGO, ILLINOIS, November 20, 2003. Molecular Diagnostics, Inc. (OTCBB:MCDG)("MDI"), together with its subsidiaries, AccuMed International, Inc. ("AccuMed") and Oncometrics Imaging Corp. ("Oncometrics"), announced today that the licenses granted by AccuMed and Oncometrics to MonoGen, Inc. ("MonoGen"), Vernon Hills, Illinois, for the limited use of certain technologies in the field of cancer detection, have been terminated by AccuMed and Oncometrics as a result of the licenses' invalidity. MDI believes that the termination of these licenses, which were entered into prior to its acquisition of AccuMed and Oncomtrics, will eliminate the confusion promulgated by MonoGen's claims of rights to the technologies and will enhance MDI's business opportunities surrounding those technologies. Additionally, this action allows MDI to proceed with possible action against other parties that might be in violation of MDI patents.


         MDI and its subsidiaries are currently suing the former officer of AccuMed and Oncometrics whose responsibility it was to negotiate the licenses with MonoGen on behalf of those companies. This suit, which was filed in the Circuit Court of Cook County, Illinois, is predicated on the actions of the former officer, who left his positions with AccuMed and Oncometrics shortly after negotiating the MonoGen licenses to become the President of MonoGen. The suit alleges that, as part of the negotiations, MDI and the British Columbia Cancer Agency (BCCA), which originally developed a portion of the technologies, believe the officer knowingly negotiated below-market license fees from MonoGen, and knew at the time that BCCA had not given its consent for the MonoGen transactions. It is the position of MDI and its subsidiaries that such behavior on the part of the former officer was a breach of his fiduciary duties to AccuMed and Oncometrics and created violations under the BCCA license agreements.


About Molecular Diagnostics, Inc.

Molecular Diagnostics develops cost-effective cancer screening systems, which can be utilized in a laboratory or at the point-of-care, to assist in the early detection of cervical, gastrointestinal, and other cancers. The InPath System is being developed to provide medical practitioners with a highly accurate, low-cost, cervical cancer screening system that can be integrated into existing medical models or at the point-of-care. Other products include SAMBA(TM) Telemedicine software used for medical image processing, database and multimedia case management, telepathology and teleradiology. Molecular Diagnostics also makes certain aspects of its technology available to third parties for development of their own screening systems.

More information is available at: www.Molecular-Dx.com
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Certain statements in this release are forward-looking. These statements are based on Molecular Diagnostics' current expectations and involve many risks and uncertainties, such as the company's inability to obtain sufficient financing, the possibility that clinical trials will not substantiate Molecular Diagnostics' expectations with respect to the InPath(TM) System, and other factors set forth in reports and documents filed by Molecular Diagnostics with the Securities and Exchange Commission. Actual results may differ materially from Molecular Diagnostic's current expectations depending upon a number of factors affecting the Company's business. These factors include, among others, risks and uncertainties detailed in the Company's periodic public filings with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003. Except as expressly required by law, Molecular Diagnostics undertakes no obligation to publicly update or revise any forward-looking statements contained herein.